Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2017, appearing in the Annual Report on Form 10-K of SCYNEXIS, Inc. for the year ended December 31, 2016.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 13, 2017